EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Form S-1 registration statement of Global Green, Inc. our reports dated March 26, 2013 on our audit of the financial statements of Global Green, Inc. as of December 31, 2012 and 2011 and the results of its operations and cash flows for the years then ended and for the period from inception (July 12, 2004) to December 31, 2012, and the reference to us under the caption "Experts".


/s/ Accell Audit & Compliance, P.A.



Tampa, Florida
June 19, 2013